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                                                                   Exhibit 10.18


                             DATED 6TH DECEMBER 1995

                        LK GLOBAL INFORMATION SYSTEMS BV

                                      -and-

                        DR. LYCOURGOS KYPRIANOS KYPRIANOU





                                SERVICE AGREEMENT




                     LK GLOBAL INFORMATION SYSTEMS (UK) PLC
                               COOMBELANDS HOUSE,
                                COOMBELANDS LANE,
                                   ADDLESTONE,
                                 SURREY KT15 1HY

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        THIS SERVICE AGREEMENT is made the 6th day of December 1995

BETWEEN:

(1) LK GLOBAL INFORMATION SYSTEMS BV a company registered in The Netherlands at Delft with company number 267.864 whose registered office is at Hoekenrode 6-8, 1002 BR Amsterdam Zuidoost ("the Company"); and

(2) LYCOURGOS KYPRIANOS KYPRIANOU of PO Box 8300, Evie Building, 123 Strovolos Avenue, Nicosia, Cyprus ("the 'Employee").

IT IS AGREED THAT:

1.      Interpretation

1.1 In this Agreement the following words and expressions shall have the following meanings:

"Appointment"                 the appointment of the Employee hereunder;

"Board"                       the board of directors of the Company;

"Chairman"                    the chairman for the time being of the Company;

"Commencement Date"           1st January 1996;

"Group" the Company and its subsidiary and associated companies for the time being;

"Group Company"               any company in the Group;

"Notice Period"               the period of notice of termination of the
                              Appointment which either Party may give pursuant to Clauses 2 or 11.1;

"Term" the period during which the employment of the Employee shall continue pursuant to Clause 2;

"Termination Date"            the date on which the Appointment shall determine
                              upon notice being given pursuant to Clauses 2 or
                              11.1 or otherwise howsoever.

1.2 "Subsidiary" and "holding company" shall have the meanings respectively attributed to them in the Companies Act 1985 and "associated company" shall mean any company which is for the time being a holding company of the Company and any subsidiary of any such holding company other than the Company and any subsidiary thereof.


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1.3     Any reference to any statutory provision shall be deemed to include a reference to any statutory modification or re-enactment thereof or substitution therefor.

1.4 The headings in this Agreement are for convenience only and have no legal effect.

1.5 In this Agreement, the masculine shall include the neuter and feminine genders and vice versa.

2.      Appointment

        The Company hereby appoints the Employee and the Employee agrees to act as Chief Executive Officer for an initial period until 29th March 2000 and, subject to earlier termination as hereafter provided, the Appointment shall be terminable at any time on or after 29th March 2000 upon prior written notice of twelve calendar months given by either party.

3.      Duties

3.1 The Employee shall devote the whole of his time attention and ability to the Company's business during normal business hours and such exceptional hours as the proper course of the Company's business (including the businesses of the Group) may reasonably require and shall use his best endeavours without the expenditure of his own monies to improve and extend the same and shall faithfully and diligently perform such duties (consistent with his position) and exercise such powers as may from time to time be assigned to or vested in him by the Board and shall obey such other lawful directions of the Board PROVIDED that such duties powers and directions are consistent with this Agreement and properly given after consultation with the Employee.

3.2 The Employee may be required in pursuance of his duties hereunder to perform his activities (without additional remuneration unless otherwise agreed) wholly or in part for other members of the Group.

3.3 During the course of the Appointment the Employee shall not without the prior consent in writing of the Board whether alone or jointly with others and whether as principal manager employee contractor consultant shareholder or agent (or otherwise howsoever) be engaged concerned or interested whether directly or indirectly in any business whatsoever other than the businesses of the Company save that the Employee may notwithstanding the foregoing be interested in any securities which are for the time being listed on a recognised investment exchange provided that none of his holdings of such securities shall at any time exceed three percent of the nominal value of the securities concerned for the time being in issue.

4.      Remuneration

4.1 During the currency of the Appointment the Employee shall be paid a fixed salary at the rate of pound sterling 420,000 per annum subject to review by the Board on 1st January in each year, (the first


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        such review to take effect from 1st January 1997) which shall be deemed to accrue from day to day and shall be payable in equal monthly installments in arrears on the last working day of each calendar month.

4.2 The remuneration payable hereunder shall be inclusive of any remuneration to which the Employee may as a director of any company in the Group be entitled under its Articles of Association for the time being in force.

4.3 The Employee authorises the Company to deduct from his remuneration (which for the purposes of this clause shall include salary whether in lieu of a Notice Period or otherwise, commission, bonus, holiday pay and sick pay) all debts owed by the Employee to the Company, including but without limitation the balance outstanding of any loans (including interest where appropriate) advanced by the Company to the Employee on the date the remuneration is paid to the Employee and all or any deduction in respect of tax or national insurance.

5.      Place of Work

        The Employee shall perform his duties at the head office of the Company or at such other place of business of the Company as the Company requires whether inside or outside The Netherlands.

6.      Holidays

6.1 The Employee shall be entitled to be absent from duty during statutory holidays and for a further twenty-five (25) days in each calendar year to be taken at a time or times as may be agreed with the Board.

6.2 All of the Employee's holiday entitlement shall be taken within each holiday year which shall run from 1st January to 31st December. Any holiday not taken within the holiday year cannot be carried forward, nor shall the Employee be entitled to pay in lieu of holiday entitlement not taken.

6.3 For the year during which his appointment commences or terminates, the Employee is entitled to two working days holiday for each complete calendar month of his employment by the Company during that holiday year. On the termination of his appointment for whatever reason, the Employee shall either be entitled to pay in lieu of outstanding holiday entitlement or be required to repay to the Company any salary received for holiday taken in excess of his actual entitlement. The basis for payment and repayment shall be l/253rds of the Employee's annual basic salary for each day.

7.      Confidentiality


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7.1     The Employee shall not (except with the consent in writing from the
        Board or of the Court) divulge or make known to any one whomsoever or use for the benefit of himself or any other person or through any failure to exercise all due care and diligence cause the disclosure of:-

7.1.1 any of the trade secrets of the Company and the Group or any client of the Company and the Group hiring the Term or at any time thereafter; or

7.1.2 any information of a confidential nature relating to any of the affairs, transactions of the Company and the Group or clients of the Company and the Group or to the computing or other processes from time to time carried on or owned or developed or exploited by it during the Term or at any time thereafter; including information or knowledge which may come into the public for so long as the Employee is in a position to use such information more readily than others who have not worked for the Company.

7.2 All notes and memoranda made or received by the Employee relating to the business of the Company or the Group are and will at all times be the property of the Company or the Group Company to whose business they relate and will together with all other property of the Company which is in his possession or under his control be surrendered by the Employee to a person duly authorised by the Board to accept them on the termination of the Appointment or at any time during the continuance of it and shall not be used by him save for the benefit of the Company or Group Company to which they belong.

8.      Intellectual Property and Inventions

8.1 The Employee warrants that he has no interests in any patent, patent application, invention, processes, development or discovery or in any improvement addition in or to any patent, patent application, invention, process, development or discovery.

8.2 If at any time during the Appointment the Employee makes develops or discovers or participates in the making development or discovery of any invention or improvement or addition in or to any invention development or discovery or application thereof or thereto which is applicable to any of the business of the Company or the Group he will forthwith communicate full details thereof in writing including drawings and models, of such invention to the Company and (subject to the provisions of the Patents Act 1977) all such matters are and shall be at all times be the absolute property of the Company and on the request and at the reasonable expense of the Company the Employee will forthwith give and supply to the Company or as it may direct all such information data and drawings as may be requisite to enable the Company to exploit such invention development discovery improvement or addition to the best advantage and will at the reasonable expense of the Company forthwith execute and do all such documents acts matters and things as may be necessary or desirable to vest the same in the Company or as it may direct and to enable the Company to obtain patent or similar protection in such part or parts of the world as it may specify.

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8.3     Decisions as to the patenting and exploitation of any such invention shall be in the sole discretion of the Company.

        Copyright

8.4 The Employee shall have no right to the copyright and all other rights of a similar nature conferred by the laws in force in any part of the world ("the Copyright") in any computer programmes or incidental material produced by any Group Company or in any of the publications of the Group or in any articles contributions or other matter contained in any publications of the Group. The Employee shall be responsible for ensuring that the Copyright in all such material shall vest in or be assigned to the Group.

8.5 The Employee shall promptly disclose to the Company all copyright works or designs originated conceived written or made by him alone or with others (except only those works originated conceived written or made by him wholly outside his normal working hours and wholly unconnected with his appointment and in respect of which the Employee has received the consent required by clause 3.3) and shall until such rights shall be fully and absolutely vested in the Company hold them in trust for the Company.

8.6 The Employee hereby assigns to the Company by way of future assignment all copyright design right and other proprietary rights if any for the full terms thereof throughout the World in respect of all copyright works and designs originated, conceived, written or made by the Employee (except only those works or designs originated conceived written or made by the Employee wholly outside his normal working hours and wholly unconnected with his appointment and in respect of which the Employee has received the consent required by clause 3.3) during the period of his employment hereunder.

8.7 The Employee hereby irrevocably and unconditionally waives in favour of the Company any and all moral rights conferred on him by Chapter IV of
        Part I of the Copyright Designs and Patents Act 1988 for any work in which copyright or design right is vested in the Company whether by Clause 8 or otherwise.

8.8 The Employee will at the request and expense of the Company do all things necessary or desirable to substantiate the rights of the Company under Clauses 8.6 and 8.7.

9.      Competition

9.1 Without prejudice to Clause 3.3, the Employee covenants with the Company for itself and as trustee for each Group Company (as separate covenants) that he will not:-

9.1.1 within the period of twelve months following the Termination Date solicit or endeavour to entice away from the Company or any Relevant Group Company any employee of the Company who was such an employee as at the Termination Date and for whom the Employee was directly responsible as an employee;


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9.1.2   within the period of twelve months following the Termination Date in the
        Relevant Territory solicit or endeavour to entice away from the Company or any Relevant Group Company any customer or client of the Company or any Relevant Group Company with whom the Employee had dealings as a result of fulfilling his duties hereunder and who was such a customer or client at any time during the period of twelve months ending on the Termination Date;

9.1.3 within the period of twelve months following the Termination Date knowingly service or otherwise deal with any customer or client of the Company or any Relevant Group Company with whom the Employer had dealings as a result of fulfilling his duties hereunder who was such a customer or client at any time during the period of twelve months ending on the Termination Date in direct competition with the Company or any Relevant Group Company; and

9.1.4 at any time after the Termination Date represent himself as being connected with the Company or any Relevant Group Company;

9.1.5 within the period of three months following the Termination Date in the Relevant Territory engage, assist or be interested in any undertaking which provides products and services similar to those provided by the Company or any Relevant Group Company in the twelve months prior to the Termination Date and with which the Employee has been concerned in the said period of twelve months.

9.2     The Employee acknowledges and agrees:-

9.2.1 that each covenant and undertaking contained in the foregoing sub-clauses of Clause 9.1 constitutes an entirely separate and independent restriction on him; and

9.2.2 that the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the goodwill of the business of each Group Company and are considered reasonable by the parties but in the event that in any judicial or arbitration proceedings such restrictions shall be found to be void but would be valid if some part thereof were deleted or the period of application reduced such restrictions shall apply with such modification as may be necessary to make it valid and effective and shall be enforced to the extent permitted by law.

9.3     For the purposes of this clause 9:-

9.3.1 a "Relevant Group Company" shall mean any of the Group Companies for which the Employee has performed services or in which he has held office during the twelve months immediately preceding the Termination Date; and

9.3.2 "the Relevant Territory" shall mean the area constituting the market of the Company or any of the Relevant Group Companies for products and services with which the Employee shall


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        have been concerned in the period of twelve months immediately preceding the Termination Date

10.     Incapacity

10.1 Without prejudice to Clause 11.1.5 and until the Termination Date if the Employee is at any time prevented by illness or accident from properly performing his duties hereunder whether or not he is prevented from full time attendance to such duties ("Incapacity") and provided that he shall if required furnish the Company with evidence satisfactory to it of such Incapacity and the cause thereof he shall receive after deducting any Statutory Sick Pay and sickness benefits to which the Employee is entitled under Social Security legislation for the period of such Incapacity his full remuneration for the first 65 working days, and thereafter half his remuneration for the next 65 working days, in any period of twelve months but thereafter shall not unless otherwise agreed be entitled to remuneration for as long as such Incapacity shall continue.

10.2 The Company may terminate this appointment due to the incapacity of the Employee pursuant to Clause 11.1.5.

10.3 If the Incapacity shall be or appear to be occasioned by actionable negligence of a third party in respect of which damages are or may be recoverable, the Employee shall forthwith notify the Board of that fact and of any claim compromise settlement or judgment made or awarded in connection therewith and shall give to the Board all particulars of such matters as the Board may reasonably require and shall if so required by the Board refund to the Company any part of such damages which duplicates any remuneration paid to the Employee by the Company.

11.     Termination
        Short Notice

11.1    If at any time during the Term:-

11.1.1 the Employee shall commit any serious misconduct or neglect or shall commit any breach of Clauses 3.3, 7 or 9 or any substantial breach of this Agreement or shall be guilty of any conduct which is in the reasonable opinion of the Board detrimental to the interests of the Company or tends to bring it or the Employee into disrepute: or

11.1.2 the Employee becomes of unsound mind or if while he is a patient within the meaning of the Mental Health Act 1983 an Order shall be made in respect of his property under Section 95 of that Act; or

11.1.3 the Employee becomes bankrupt or he shall enter into any arrangement or composition with his creditors generally; or


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11.1.4  the Employee is convicted of an offence punishable with imprisonment other than a road traffic offence or other offence which in the opinion of the Board does not affect or prejudice his position as a director; or

11.1.5 the Employee shall by reason of ill health accident or otherwise become or be unable properly to perform his duties hereunder ("Incapacity") (whether or not the Employee is prevented from full time attendance to such duties) for 120 consecutive days or for a total period or periods aggregating 120 days in any twelve consecutive months;

        then the Company may in the case of Clauses 11.1.1 to 11.1.4 by notice in writing to die Employee effective immediately or in the case of Clause 11.1.5 by 30 days' notice to the Employee terminate the appointment provided that in the case of Clause 11.1.5 above the Incapacity shall be continuing at the time of such notice.

11.2 The proper exercise by the Company of its right of termination under Clause 11.1 shall be without prejudice to any rights or remedies which the Company or any other company in the Group may have or be entitled to exercise against the Employee and shall not entitle the Employee to any damages or compensation by reason of such termination although the Employee shall be entitled to salary to the date of determination but nothing herein shall prejudice any right the Employee may have to compensation in respect of illness or accident arising out of or in the performance of his duties hereunder.

'Garden Leave'

11.3 If the Company shall determine that it will not require the Employee to perform his duties during the continuance of any Notice Period, the Company may continue to pay the Employee his full remuneration and other benefits to which he is entitled hereunder, in which event:-

11.3.1 the Company hereby undertakes that it will not take any consequential action against the Employee; and

11.3.2 the Employee hereby undertakes that he will continue to observe this Agreement and, in particular, (but without prejudice to the generality of the foregoing) Clauses 3.3, 7 and 9.

11.4 For the avoidance of doubt, the Company is not obliged to provide the Employee with work during any Notice Period.

12.     Notices

        Notices may be given by cither party in writing by letter or by fax addressed or transmitted to the other party in the case of the Company at its principal place of business for the time being and in the case of the Employee at his address last known to the Company and any such notice given by letter shall be deemed to have been given at the time at which the letter would be delivered in the ordinary course of post and when delivered personally or


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        transmitted by fax at the time of such delivery or transmission and confirmed by letter as above.

13.     Scope

13.1 With effect from the Commencement Date, this Agreement will be in substitution for all previous contracts of service between the Company or any company in the Group and the Employee and such contracts shall be deemed to have been terminated by mutual consent as from the date on which this Agreement commences.

13.2 The Employee acknowledges that the provisions of Clauses 3.3, 7 and 9 shall constitute separate undertakings given for the benefit of each Group Companies and may be enforced by any of them.

14      Applicable Law

        This Agreement shall be governed and construed in accordance with English Law.




IN WITNESS whereof this Agreement has been executed as a Deed the day and year first above written.


EXECUTED as a DEED by      )
LK GLOBAL INFORMATION      )
SYSTEMS BV acting by a     )
Managing Director          )

--------------------------
MANAGING DIRECTOR

SIGNED and DELIVERED       )
as a DEED by LYCOURGOS     )
KYPRIANOS KYPRIANOU        )
in the presence of:-       )

Winess signature:-

Name:

Address:

Occupation: